                                                                    Exhibit 99.1

                             OMNIPOINT MARKETING, LLC

              FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 AND 2003

        TOGETHER WITH REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Members of
Omnipoint Marketing, LLC:

We have audited the accompanying balance sheets of Omnipoint  Marketing,  LLC (a
Florida limited  liability  company) ("the Company") as of December 31, 2004 and
2003, and the related  statements of operations,  members' equity and cash flows for the year ended  December 31, 2004 and for the period from September 15, 2003 to December 31, 2003. These financial  statements are the  responsibility of the
Company's  management.  Our  responsibility  is to  express  an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain  reasonable  assurance  about  whether the financial statements are free of material misstatement. An audit includes consideration of internal  control  over  financial  reporting  as a basis  for  designing  audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the  effectiveness  of the Company's  internal  control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made
by  management,   as  well  as  evaluating  the  overall   financial   statement
presentation.  We believe  that our audits  provide a  reasonable  basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects, the financial position of Omnipoint Marketing,  LLC as of
December 31, 2004 and 2003, and the results of its operations and its cash flows for the year ended  December 31, 2004 and for the period from September 15, 2003 to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 7 to the financial  statements,  on December 15, 2004,  the
Federal  Bureau  of  Investigation  served  the  Company  with a search  warrant regarding  alleged use of unlicensed  software and seized certain e-mail servers with a net book value of  approximately  $135,000.  Management and legal counsel have indicated that an investigation by the United States  Attorney's  Office is currently  being  conducted  and have no  information  regarding  its  status or effect,  if any, on the financial  statements.  The financial  statements do not include any adjustments,  other than the write-off of the e-mail servers,  which might result from the outcome of the investigation.

As  discussed  in Note 10 to the  financial  statements,  on May 16,  2005,  the
Company sold  substantially all its net assets.  The Company received  3,500,000 shares of common stock or 26% of the outstanding common shares of the acquirer.

                      McKEAN, PAUL, CHRYCY, FLETCHER & CO.

Miami, Florida,
May 24, 2005

                                       -1-

                            OMNIPOINT MARKETING, LLC
                                 BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003

                                 ASSETS                                              2004           2003
                                 ------                                              ----           ----
Current Assets:
     Cash                                                                          $  154,379     $  213,943
     Accounts receivable, less allowance for doubtful accounts of
       $1,111,486 and $136,098, respectively                                          716,056        100,119
     Due from principal member                                                        140,312         38,071
     Prepaid expenses and other assets                                                 66,534        133,298
                                                                                   ----------     ----------
        Total current assets                                                        1,077,281        485,431
                                                                                   ----------     ----------

Property and Equipment, net                                                           779,006      1,052,471

Intangibles, net                                                                      736,394        292,442
Other Assets                                                                          228,966         28,966
                                                                                   ----------     ----------
        Total Assets                                                               $2,821,647     $1,859,310
                                                                                   ==========     ==========

                        LIABILITIES AND MEMBERS' EQUITY
                        -------------------------------

Current Liabilities:
     Notes payable                                                                 $       --     $  695,587
     Accounts payable                                                                 337,797        338,956
     Accrued expenses                                                                 655,768        198,676
     Customer deposits                                                                304,213         41,550
                                                                                   ----------     ----------
        Total current liabilities                                                   1,297,778      1,274,769
                                                                                   ----------     ----------

Other Liabilities                                                                          --         55,952

Members' Equity                                                                     1,523,869        528,589
                                                                                   ----------     ----------

        Total Liabilities and Members' Equity                                      $2,821,647     $1,859,310
                                                                                   ==========     ==========

                 The accompanying notes to financial statements
                   are an integral part of these statements.

                                      -2-

                            OMNIPOINT MARKETING, LLC
                            STATEMENTS OF OPERATIONS

                                                                     For the year      September 15,
                                                                         ended            2003 to
                                                                     December 31,      December 31,
                                                                         2004            2003
                                                                         ----            ----

Revenues, net                                                         $ 9,564,993      $ 1,581,510
Cost of revenue                                                         1,821,121          395,205
                                                                      -----------      -----------
        Gross Profit                                                    7,743,872        1,186,305
                                                                      -----------      -----------

Selling Expenses:
     Salaries and commissions                                           2,979,955          666,318
     Advertising and trade shows                                          493,713           89,883
                                                                      -----------      -----------
                                                                        3,473,668          756,201
                                                                      -----------      -----------

General and Administrative Expenses:
     Bad debt                                                           1,650,242          136,098
     Salaries                                                             598,786          276,479
     Depreciation and amortization                                        512,506           86,404
     Professional fees                                                    420,007           74,309
     Travel and entertainment                                             127,874           61,046
     Rent and occupancy                                                   239,129           56,716
     Telephone                                                            185,430           35,860
     Office supplies                                                       74,194           28,562
     Employee benefits                                                    123,465           24,298
     Other general and administrative                                     167,730          141,822
                                                                      -----------      -----------
                                                                        4,099,363          921,594
                                                                      -----------      -----------

Operating Income (Loss)                                                   170,841         (491,490)
                                                                      -----------      -----------

Other Income (Expenses):
     Interest expense                                                      (5,276)         (10,428)
     Other income - primarily gain on forgiveness of debt in 2004         162,955            2,639
     Termination fee in connection with aborted acquisition              (100,000)            --
     Asset impairment charge                                             (198,240)        (187,352)
                                                                      -----------      -----------
                                                                         (140,561)        (195,141)
                                                                      -----------      -----------

        Net Income (Loss)                                             $    30,280      $  (686,631)
                                                                      ===========      ===========

                 The accompanying notes to financial statements
                   are an integral part of these statements.

                                      -3-

                            OMNIPOINT MARKETING, LLC
                          STATEMENTS OF MEMBERS' EQUITY
                  FROM SEPTEMBER 15, 2003 TO DECEMBER 31, 2003
                    AND FOR THE YEAR ENDED DECEMBER 31, 2004

                Balance - September 15, 2003                    $  638,950

                     Member contributions - cash                   517,937
                     Member contributions - services                58,333
                     Net loss for the period                      (686,631)
                                                                 ---------

                Balance - December 31, 2003                        528,589

                     Member contributions - cash                 1,195,000
                     Member draws                                 (230,000)
                     Net income for the year                        30,280
                                                                 ---------

                Balance - December 31, 2004                     $1,523,869
                                                                ==========

                 The accompanying notes to financial statements
                   are an integral part of these statements.

                                      -4-

                            OMNIPOINT MARKETING, LLC
                            STATEMENTS OF CASH FLOWS

                                                                                 For the year      September 15,
                                                                                     ended            2003 to
                                                                                 December 31,      December 31,
                                                                                     2004              2003
                                                                                     ----              ----

Cash Flows From Operating Activities:
     Net income (loss)                                                           $    30,280      $  (686,631)
     Adjustments to reconcile net income (loss) to net cash used in operating activities:
        Depreciation and amortization                                                512,506           86,404
        Provision for bad debt                                                     1,650,242          136,098
        Asset impairment charges                                                     198,240          187,352
        Gain on extinguishment of notes payable                                     (162,705)            --
     Changes in assets and liabilities:
        Accounts receivable                                                       (2,266,179)         (79,280)
        Due from principal member                                                   (102,241)         284,429
        Prepaid expenses and other assets                                           (133,237)        (134,384)
        Accounts payable, accrued expenses and customer deposits                     718,597          360,553
        Other liabilities                                                            (55,952)          55,952
                                                                                 -----------      -----------
           Net cash provided by operating activities                                 389,551          210,493
                                                                                 -----------      -----------

Cash Flows From Investing Activities:
     Purchase of property and equipment                                              (64,805)        (291,294)
     Purchase of intangible assets                                                  (816,428)        (181,380)
                                                                                                  -----------
           Net cash used in investing activities                                    (881,233)        (472,674)
                                                                                                  -----------

Cash Flows From Financing Activities:
     Contributions from members                                                    1,195,000          517,937
     Contribution of services from member                                               --             58,333
     Draws by members                                                               (230,000)            --
     Payments on notes payable                                                      (532,882)        (127,963)
                                                                                 -----------      -----------
           Net cash provided by financing activities                                 432,118          448,307
                                                                                 -----------      -----------

           Net increase (decrease) in cash                                           (59,564)         186,126

Cash - Beginning of period                                                           213,943           27,817
                                                                                 -----------      -----------
Cash - End of period                                                             $   154,379      $   213,943
                                                                                 ===========      ===========

Supplemental Disclosures of Cash Flow Information
     Cash payments for interest                                                  $     5,276      $    10,428
                                                                                 ===========      ===========

                 The accompanying notes to financial statements
                   are an integral part of these statements.

                                      -5-

                            OMNIPOINT MARKETING, LLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------------------

Omnipoint  Marketing,  LLC (the "Company") is a limited liability company formed in February 2002 with one member owning 100%. On September 15, 2003,  the member sold 75% of its interest to three  entities.  Accordingly,  due to the change of ownership  control,  the  operations  of the  Company  have  been  reflected  as commencing  September  15, 2003.  The  accompanying  statements  of  operations, members'  equity and cash flows have been prepared for the period from September
15,  2003 to  December  31,  2003,  and for the year ended  December  31,  2004, representing the periods under the new membership interests.

The Company  specializes  in  marketing  third  party  offers for  products  and services via email. The Company offers advertisers integrated online and offline marketing programs including Permission Based Email Advertising,  Email Database
Append  Services,  Online  Surveys,  Ad Serving  Networks and Internet  Compiled
Direct Mail Lists. The Company has multiple Internet media and database products as follows:

      EMAIL APPEND:  The Company's  email append  solution  allows  marketers to
      augment   their   existing    customer   database   with   the   Company's
      permission-based  email data.  When a match is confirmed,  the  customer's email address is added to the client's file.

      ELECTRONIC CHANGE OF ADDRESS:  The Company's  electronic change of address service enables clients to update their email databases.

      LEAD GENERATION:  The Company offers lead generation  programs to assist a variety of businesses with customer  acquisition.  The Company pre-screens the leads through its online surveys to meet its clients' exact criteria.

      DIRECT MAIL AND POSTAL  LIST  ADVERTISEMENT:  The Company has  compiled an exclusive  Internet  responders' postal mailing list. This list is sourced from  online  registration  and  individuals  who  have  responded  to the
      Company's online  campaigns.  These consumers are responsive to offers and purchase  products and services through online and offline  channels.  The
      Company offers a wide variety of demographic and  psycho-graphic  criteria for its customers' list selection.

      ONLINE MARKET RESEARCH:  The Company has developed a consumer survey.  The
      Company  offers a variety of  targeted  leads  generated  from its ongoing survey responses. The Company also offers marketers the opportunity to add specific  questions  to the survey.  The Company  then sells the  response information to the marketer on a cost per response basis. If a marketer or a market research company needs a full survey completed,  the Company will broadcast its client's survey to a designated responder list on a cost per thousand basis.

A summary of the Company's significant accounting policies follows:

                                      -6-

      CASH AND CASH EQUIVALENTS: The Company considers all investments purchased with an original maturity of three months or less to be cash equivalents.

      IMPAIRMENT  OF  LONG-LIVED  ASSETS:   Accounting  for  the  Impairment  of
      Long-Lived  Assets and for  Long-Lived  Assets to be  Disposed of requires that long-lived assets and certain identifiable intangibles to be held and used or  disposed  of by an entity be  reviewed  for  impairment  whenever events or changes in circumstances indicate that the carrying amount of an asset may not be  recoverable.  Under such  circumstances,  the accounting principles  require  that such  assets be  reported  at the lower of their carrying amount or fair value less cost to sell. Accordingly,  when events or  circumstances  indicate that  long-lived  assets may be impaired,  the
      Company  estimates the assets'  future cash flows  expected to result from the use of the  asset  and  its  eventual  disposition.  If the sum of the expected future  undiscounted  cash flows is less than the carrying amount of the asset, an impairment loss is recognized  based on the excess of the carrying amount over the fair value of the asset.

      FAIR VALUE OF FINANCIAL INSTRUMENTS:  The carrying amounts reported in the accompanying balance sheets for accounts receivable,  accounts payable and accrued expenses  approximate  fair value due to the short-term  nature of these accounts. Accounts receivable are carried at original invoice amount less an estimate  made for doubtful  receivables  based on a review of all outstanding  amounts  on  a  periodic  basis.  Management  determines  the
      allowance  for  doubtful  accounts  by  regularly  evaluating   individual
      customer  receivables  and considering a customer's  financial  condition, credit history, and current economic conditions.

      REVENUE RECOGNITION: The Company recognizes revenue from all products when the service is performed and the customer's order is fulfilled.

      USE OF ESTIMATES:  The  preparation of financial  statements in conformity with  accounting  principles  generally  accepted in the United  States of
      America require  management to make estimates and assumptions  that affect
      the  reported   amounts  of  assets  and  liabilities  and  disclosure  of contingent assets and liabilities at the date of the financial  statements and the reported  amounts of revenues and  expenses  during the  reporting period. Actual results could differ from those estimates.

      PROPERTY  AND  EQUIPMENT:  Property  and  equipment  is  stated  at  cost.
      Depreciation  is computed by the  straight-line  method over the following estimated useful lives:

                                                          Years
                                                          -----
      Leasehold improvements                               5-6
      Computer equipment                                    5
      Furniture, fixtures and office equipment              7
      Software                                              3

      Leasehold improvements are depreciated over the shorter of the term of the lease or their estimated useful lives.

      INTANGIBLE  ASSET:  Intangible  assets  consist  of a  database  of  email addresses  acquired during normal operations and costs associated with the

                                      -7-

      development  of the  Company's  various  websites.  These  costs are being amortized  using the  straight-line  method over the  following  estimated useful lives:

                                                 Years
                                                 -----
      Email database                               3
      Web properties                              3-5

      INCOME TAXES:  The Company has made an election to have its income or loss taxed  directly to its members as a  partnership  for income tax purposes.
      Accordingly,  the pro rata  income  or loss  will be  included  in the tax return of the members.  As a result,  no income taxes have been recognized in the accompanying financial statements.

      SOFTWARE DEVELOPMENT:  The Company entered into a development agreement in
      September 2004 for the design of co-registration  software at a total cost of $200,000.  The project was  completed  in October  2004;  however,  the software is included in "Other Assets" in the  accompanying  balance sheet as it has not yet been used in operations as of December 31, 2004.

      Advertising costs: Advertising costs are expensed as incurred.

NOTE 2 - PROPERTY AND EQUIPMENT
-------------------------------

Property and equipment consist of the following:

                                                  December 31,       December 31,
                                                     2004               2003
                                                     ----               ----

      Computer equipment                          $471,369         $  625,888
      Office equipment                             119,206            114,832
      Furniture and fixtures                       221,602            213,127
      Leasehold improvements                       121,686            115,978
      Software                                      59,955             42,464
                                                  --------         ----------
                                                   993,818          1,112,289
      Less accumulated depreciation               (214,812)           (59,818)
                                                  --------         ----------
                                                  $779,006         $1,052,471
                                                  ========         ==========

Depreciation  expense was $203,400  and $59,818 for the year ended  December 31,
2004 and for the period from  September  15, 2003  through  December  31,  2003, respectively.

The Company  recorded an asset impairment  charge of approximately  $135,000 and
$125,000 for the year ended  December 31, 2004 and the period from September 15,
2003 to December 31, 2003, respectively.

NOTE 3 - INTANGIBLE ASSETS
--------------------------

Intangible assets consist of the following:

                                      -8-

                                         December 31,                December 31,
                                            2004                        2003
                                            ----                        ----

      Email database                     $1,013,313                   $319,028
      Web properties                         85,358                         --
                                         ----------                   --------
                                          1,098,671                    319,028
      Less accumulated amortization        (362,277)                   (26,586)
                                         ----------                   --------
                                         $  736,394                   $292,442
                                         ==========                   ========

Amortization  expense was $335,681  and $26,586 for the year ended  December 31,
2004  and  for  the  period  from  September  15,  2003 to  December  31,  2003, respectively.

The Company recorded asset impairment charge of $63,371 and $62,352 for the year ended  December 31, 2004 and for the period from  September 15, 2003 to December
31, 2003,  respectively,  for email  addresses which were removed from the email database.

NOTE 4 - NOTES PAYABLE
----------------------

In  accordance  with a  Termination  and Quit Claim  Agreement  for an Operating
Agreement previously entered into with a related party, the Company issued notes payable  in the face  amounts of  $700,000  and  $150,000  in August  2003.  The
$700,000 note is non-interest  bearing with monthly  payments of $38,889 through
January 2005. As of December 31, 2003, the balance  outstanding on this note was
$552,032 which is net of unamortized  discount of $11,602 imputed at the rate of
4 percent.  The $150,000 note is non-interest  bearing and due January 2005. The balance  outstanding on this note was $143,555 as of December 31, 2003, which is net of  unamortized  discount  of $6,445  imputed at the rate of 4 percent.  The notes are secured by the assets of the Company. Within the note agreements,  the
Company has the option to make any payment  through the  delivery of valid email addresses to the third party.

On March 26, 2004, the Company entered into a Settlement Agreement and agreed to pay $500,000 in satisfaction of its remaining  obligations of $662,705 under the
Termination  and Quit  Claim  Agreement.  Accordingly,  the  notes  payable  are recorded as current  liabilities  at December  31,  2003,  and $162,705 of notes forgiven has been treated as gain on the extinguishment of debt in the financial statements for the year ended December 31, 2004, and has been included in "Other income" in the accompanying financial statements.

NOTE 5 - RELATED PARTY TRANSACTIONS
-----------------------------------

The Company purchases broadband services from a related party on a monthly basis for $15,000.  The total purchases for the period from September 15, 2003 through
December 31, 2003 were $57,000. The Company also paid $10,000 to a related party for hosting  services  provided to the Company for the period from September 15,
2003 to December 31, 2003.

NOTE 6 - LIMITED LIABILITY AGREEMENT
------------------------------------

The four members  entered into a limited  liability  agreement on September  15,
2003,  which was  amended on March 20,  2004.  The limited  liability  agreement provides, among other things for the following:

                                      -9-

      CAPITAL ACCOUNT:  A capital account is established for each Member,  which is to be  credited  with (i) the  Initial  Capital  Contribution  (ii) the amount of any additional cash contributed by a Member to the Company, (ii)
      the  fair  market  value of any  additional  property  contributed  to the
      Company (net of any liabilities  secured by such property that the Company is  considered to assume and (iii) the amount of any Net Profits (or items of  income)  allocated  to a  Member  pursuant  to the  limited  liability agreement,  and  shall  be  decreased  by  (a)  the  amount  of  any  cash distributed  to a Member by the Company,  (b) the fair market value of any property  distributed  to a Member by the Company (net of any  liabilities secured by such  distributed  property  that such Member is  considered to assume, (c) the amount of any expenditure of the Company that is allocable to a  Member  and (d) the  amount  of any Net  Losses ( or item of loss or deduction) allocated to a Member.

      ALLOCATION OF NET PROFITS AND NET LOSSES: The limited liability  agreement requires the allocation of net profits and losses for each taxable year to be allocated among the Members pro rata in proportion to their  respective membership percentages.

NOTE 7 - UNITED STATES ATTORNEY'S OFFICE INVESTIGATION
------------------------------------------------------

On December 15, 2004,  the Federal  Bureau of  Investigation  served the Company with a search  warrant  regarding  the alleged use of  unlicensed  software  and seized certain e-mail servers with a net book value of  approximately  $135,000.
Management  believes  the  investigation  resulted  from  a  former  independent contractor of the Company using the alleged unlicensed software on the Company's behalf and without the Company's  knowledge.  Management  and legal counsel have indicated  that an  investigation  by the  United  States  Attorney's  Office is currently being conducted,  but is unaware of any additional developments in the investigation.  The Unites States Attorney's Office has indicated that they will be in contact with the Company's legal counsel as the  investigation  continues.
The  financial  statements  do not  include  any  adjustments,  other  than  the write-off  of the e-mail  servers,  which might  result from the outcome of this matter.

NOTE 8 - COMMITMENT AND CONTINGENCIES
-------------------------------------

The  Company is  involved  in various  claims and legal  actions  arising in the ordinary  course of  business.  In the  opinion of  management,  these suits are without  substantial  merit and  should  not  result in  judgments  which in the aggregate  would  have a  material  adverse  effect on the  Company's  financial position or results of operations.

The Company  leases  office space under an agreement  classified as an operating lease which expires  September  2009.  The agreement does not require any rental payments at the beginning of the lease term. The Company accrues rent expense on the lease in an amount such that the total rent expense  under the lease will be recognized ratably over the period of the lease.

Future minimum lease payments, by year and in the aggregate,  as of December 31,
2004 and 2003 are due as follows:

                                2004                      2003
                                ----                      ----

2005                       $  214,547                 $  253,193
2006                          258,780                    260,688

                                      -10-

2007                          266,413                    268,383
2008                          274,294                    276,340
2009                          282,477                    211,858
                           ----------                 ----------
                           $1,296,511                 $1,270,462
                           ==========                 ==========

The total rent  expense for the year ended  December 31, 2004 and for the period from  September  15,  2003 to  December  31,  2003  was  $239,129  and  $56,716,
respectively.

NOTE 9 - TERMINATION FEE FOR ABORTED ACQUISITION
------------------------------------------------

On October 21, 2004, the Company entered into an Asset Purchase  Agreement ("the
Agreement") which was subsequently terminated due to a breach by the Company. In accordance  with the terms of the  Agreement,  and an Amended Mutual Release and
Agreement,  the  Company  paid a  termination  fee  of  $100,000  subsequent  to
year-end.   The  $100,000  has  been  included  in  "Accrued  expenses"  in  the accompanying financial statements.

NOTE 10 - SALE OF BUSINESS
--------------------------

On May 16,  2005,  the  Company  ceased  operations  as a result  of the sale of
substantially   all  of  its  net   assets   to   Relationserve   Access,   Inc.
("Relationserve"),  a  wholly-owned  subsidiary  of  Relationserve,  Inc.  ("the
Parent"), in accordance with an Asset Purchase Agreement ("the Agreement").  The sales price includes  3,500,000  common shares or 26% of the outstanding  common stock of the acquirer and $400,000 in cash which shall be used by the Company to pay certain indebtedness,  as defined. In accordance with the Agreement, 350,000 common  shares  included in the sales price have been  deferred for one year, as defined.

                                      -11-